Exhibit 99.2

First Capital Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands)

December 31, 2012
(audited)
ASSETS:
Cash and cash equivalents	$5,261
Investment securities	124,191
Loans, net	112,554
Loans held for sale	6,424
Premises and equipment, net	9,464
Bank owned life insurance	6,947
Other intangible assets, net	142
Real estate owned, net	4,923
Accrued interest and other assets	1,998
TOTAL ASSETS	$271,904

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits	$175,898
Federal Home Loan Bank and other borrowings	66,549
Other liabilities	2,060
Total liabilities	244,507
Stockholders' equity	27,397
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$271,904

Exhibit 99.2

First Capital Corporation and Subsidiaries

Condensed Consolidated Statements of Earnings

(dollars in thousands)

Year ended
December 31, 2012
(audited)

Interest income:
Loans	$6,765
Investment securities and other	4,381
Total interest income	11,146
Interest expense:
Deposits	747
Borrowed funds	2,320
Total interest expense	3,067
Net interest income	8,079
Provision for loan losses	675
Net interest income after provision for loan losses	7,404

Non-interest income:
Fees and service charges	2,170
Gains on sales of loans, net	1,951
Bank owned life insurance	269
Other	1,042
Total non-interest income	5,432

Investment securities:
Gains on sales of investment securities, net	924

Non-interest expense:
Compensation and benefits	5,327
Occupancy and equipment	1,429
Professional fees	443
Data processing	516
Advertising	141
Federal deposit insurance premiums	369
Foreclosure and real estate owned expense	157
Other	2,549
Total non-interest expense	10,931

Earnings before income taxes	2,829
Income tax expense	100
Net earnings	$2,729

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